ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018

Nareit Communications and Reporting Excellence GOLD AWARD Large Cap Equity REIT 2015 | 2016 | 2018

GRESB® Green Star 2017 | 2018

Nareit 2017 Leader In The Light Award Highest Achievement In Sustainability Innovation MOST INNOVATIVE

Governor's Environmental & Economic Leadership Award geela California

LEED Leadership in Energy & Environmental Design Platinum 2018

fitwel®

International WELL Building Institute™ WELL Gold 2017

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019

CONFERENCE CALL INFORMATION:

Tuesday, February 5, 2019
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Sara M. Kabakoff
Assistant Vice President –
Corporate Communications

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

9625 TOWNE CENTRE DRIVE, UNIVERSITY TOWN CENTER, SAN DIEGO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	i

Best-in-Class, Unique Urban Office REIT

52%[1] of ARE's Annual Rental Revenue Is from Investment-Grade or Publicly Traded Large Cap Tenants

79%[1] of ARE's Top 20 Tenants' Annual Rental Revenue Is from Investment-Grade or Publicly Traded Large Cap Tenants

2015 | 2016 | 2018
Nareit. GOLD AWARD
LARGE CAP EQUITY REIT
COMMUNICATIONS AND REPORTING EXCELLENCE
BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

GRESB®
Green Star 2017 | 2018

#1 WORLDWIDE IN THE GRESB 2018 HEALTH & WELL-BEING MODULE
"A" DISCLOSURE SCORE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

– Moody's: Baa1 / Stable; S&P Global: BBB / Positive

High-Quality Long-Duration Cash Flows

Internal Growth – Same Property Revenue and Net Operating Income Growth

– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations

– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience

– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team With Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

(1)
See definitions of “Annual Rental Revenue,” “Class A Properties and AAA Locations,” and “Investment-Grade or Publicly Traded Large Cap Tenants” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information. As of December 31, 2018, annual rental revenue solely from investment-grade tenants within our overall tenant base and within our top 20 tenants was 47% and 76%, respectively.

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Table of Contents
December 31, 2018

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 8 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports:
2018 Revenues of $1.3 billion, up 17.7% over 2017;
4Q18 Loss Per Share – Diluted of $(0.30) and 2018 EPS – Diluted of $3.52;
4Q18 and 2018 FFO – Diluted, As Adjusted, Per Share of $1.68 and $6.60;
Operational Excellence and Growing Dividends

PASADENA, Calif. – February 4, 2019 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the fourth quarter and year ended December 31, 2018.

Key highlights

Operating results

	4Q18	4Q17	2018	2017
Total revenues:
In millions	$340.5	$298.8	$1,327.5	$1,128.1
Growth	13.9%		17.7%

Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(31.7)	$36.8	$364.0	$145.4
Per share	$(0.30)	$0.38	$3.52	$1.58

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$178.0	$147.0	$682.0	$554.5
Per share	$1.68	$1.53	$6.60	$6.02
On January 1, 2018, we adopted a new accounting standard that requires us, on a prospective basis, to present certain equity investments at fair value with changes in fair value reflected in earnings. See “Items Included in Net (Loss) Income Attributable to Alexandria’s Common Stockholders” on the next page for additional information.

A REIT industry-leading, high-quality tenant roster

52% of annual rental revenue from investment-grade or publicly traded large cap tenants.

Continuation of strong rental rate growth and leasing activity

Strong rental rate increases of 24.1% and 14.1% (cash basis) for 2018. The rental rate increase of 14.1% (cash basis) represents our highest annual increase during the past 10 years. Our leasing activity aggregating 4.7 million RSF for 2018 represents the second highest annual leasing activity in our history.

Sale of partial interest in core Class A property

In February 2019, we executed a purchase and sale agreement to sell a 60% interest in 75/125 Binney Street, a Class A property in our Cambridge submarket, for a sales price of $438 million, or $1,880 per RSF, representing a 4.3% capitalization rate on 4Q18 net operating income (cash basis), annualized. We expect to complete this partial interest sale in 1Q19 and to reinvest these proceeds into our value-creation pipeline.

2018 credit rating improvement
During 2018, Moody’s Investors Service upgraded our corporate issuer credit rating to Baa1/Stable from Baa2/Stable and S&P Global Ratings raised its credit outlook for our corporate credit rating to BBB/Positive from BBB/Stable.

Increased common stock dividend

Common stock dividend declared for 4Q18 of $0.97 per common share, up 4 cents, or 4.3%, over 3Q18; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Investments

We carry our investments in publicly traded companies and certain privately held entities at fair value. As of December 31, 2018, cumulative unrealized gains related to changes in fair value aggregated $240.2 million. Investment income included the following:

•	Unrealized losses of $94.9 million and unrealized gains of $99.6 million recognized in 4Q18 and 2018, respectively; and

•	Realized gains of $11.3 million and $37.1 million recognized in 4Q18 and 2018, respectively.

Strong internal growth

•	Net operating income (cash basis) of $878.0 million for 4Q18 annualized, up $184.9 million, or 26.7%, compared to 4Q17 annualized

•	Same property net operating income growth:

•	3.8% and 7.6% (cash basis) for 4Q18, compared to 4Q17

•	3.7% and 9.2% (cash basis) for 2018, compared to 2017. Growth of 9.2% (cash basis) represents the highest annual increase during the past 10 years.

•	Continued strong leasing activity and rental rate growth in light of modest contractual lease expirations at the beginning of 2018 and a highly leased value-creation pipeline:

	4Q18	2018
Total leasing activity – RSF	1,558,064	4,721,692
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	650,540	2,088,216
Rental rate increases	17.4%	24.1%
Rental rate increases (cash basis)	11.4%	14.1%

Strong external growth; disciplined allocation of capital to visible, highly leased value-creation pipeline

Significant development and redevelopment projects placed into service:

Property	Submarket	RSF	Leased	Tenant
4Q18:
213 East Grand Avenue	South San Francisco	300,930	100%	Merck & Co., Inc.
9625 Towne Centre Drive	University Town Center	163,648	100%	Takeda Pharmaceutical Company Ltd.
January 2019:
399 Binney Street	Cambridge	123,403	100%	Three life science entities

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Fourth Quarter and Year Ended December 31, 2018, Financial and Operating Results (continued)
December 31, 2018

Future growth of net operating income (cash basis) driven by recently delivered projects

Significant near-term growth of net operating income (cash basis) of $42 million upon the burn-off of initial free rent on recently delivered projects.

Completed acquisitions

During 4Q18, we acquired three properties for an aggregate purchase price of $155.0 million in two key submarkets.

Items included in results

Items included in net (loss) income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	4Q18	4Q17	4Q18	4Q17	2018		2017		2018	2017
	Amount		Per Share – Diluted		Amount				Per Share – Diluted
Unrealized (losses) gains on non-real estate investments(1)	$(94.9)	$—	$(0.89)	$—	$99.6		$—		$0.96	$—
Realized gains on non-real estate investments	6.4	—	0.06	—	14.7		—		0.14	—
Gain on sales of real estate	8.7	—	0.08	—	44.4	(2)	14.5	(2)	0.43	0.15
Impairment of:
Real estate	—	—	—	—	(6.3)		(0.2)		(0.06)	—
Non-real estate investments	(5.5)	(3.8)	(0.05)	(0.04)	(5.5)		(8.3)		(0.05)	(0.09)
Early extinguishment of debt:
Loss	—	(2.8)	—	(0.03)	(1.1)		(3.5)		(0.01)	(0.03)
Gain	—	—	—	—	0.8	(2)	—		0.01	—
Preferred stock redemption charge	(4.2)	—	(0.04)	—	(4.2)		(11.3)		(0.04)	(0.12)
Allocation to unvested restricted stock awards	—	0.1	—	—	(2.2)		0.1		(0.02)	—
Total	$(89.5)	$(6.5)	$(0.84)	$(0.07)	$140.2		$(8.7)		$1.36	$(0.09)

Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			106.0	95.9					103.3	92.1
(1) See “Investments” on page 45 of our Supplemental Information for additional information.
(2) Includes our share of amounts attributable to our unconsolidated real estate joint ventures. See “Joint Venture Financial Information” in our Supplemental Information for additional information.

Core operating metrics as of or for the quarter ended December 31, 2018
High-quality revenues and cash flows and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	52%
Class A properties in AAA locations	77%
Occupancy of operating properties in North America	97.3%
Operating margin	71%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term:
All tenants	8.6	years
Top 20 tenants	12.3	years

See the previous page for information on our total revenues, net operating income, same property net operating income growth, leasing activity, and rental rate growth.

Balance sheet management

Key metrics

•	$18.4 billion of total market capitalization

•	$2.4 billion of liquidity

•	3% unhedged variable-rate debt as a percentage of total debt

4Q18
	Quarter	Trailing 12	4Q19
	Annualized	Months	Goal
Net debt to Adjusted EBITDA	5.4x	5.6x	Less than or equal to 5.3x
Fixed-charge coverage ratio	4.1x	4.2x	Greater than 4.0x
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	11%	N/A	8% to 12%

Key capital events

•	During 4Q18, we executed additional interest rate hedge agreements with a notional of $250.0 million and a weighted-average fixed pay rate of 2.84%, effective March 29, 2019.

•
During 4Q18, we repurchased, in privately negotiated transactions, 402,000 shares of our 7.00% Series D cumulative convertible preferred stock for $14.0 million, or $34.77 per share, and recognized a preferred stock redemption charge of $4.2 million.

•	In November 2018, we exercised our option to extend the maturity date of our secured construction loan for our properties at 50 and 60 Binney Street in our Cambridge submarket to January 28, 2020.

•
In December 2018, we settled the remaining 5.2 million shares from our January 2018 forward equity sales agreements and received proceeds of $608.1 million, or $116.97 per share, net of underwriting discounts and adjustments as provided for in the agreements.

•
During 4Q18, there was no activity under our “at the market” common stock offering programs. As of December 31, 2018, the remaining aggregate amount available under our current programs for future sales of common stock is $658.7 million.

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Fourth Quarter and Year Ended December 31, 2018, Financial and Operating Results (continued)
December 31, 2018

Corporate responsibility and industry leadership

•
Our philanthropy and volunteerism efforts focus on providing mission-critical support to non-profit organizations doing impactful work in the areas of medical research, STEM education, military support services, and local communities. In 2018, our team members volunteered more than 2,600 hours to support over 250 non-profit organizations across the country.

•
We value both the health and wellness of our team members as well as supporting organizations on the leading edge of medical innovation. In November 2018, we were honored to support 49 team members in the New York City Marathon in order to benefit Memorial Sloan Kettering Cancer Center.

•
In November 2018, Robin Hood, New York City’s largest poverty-fighting organization, held its annual investor conference, at which Joel S. Marcus, our executive chairman and founder, curated and moderated the “Go Long on Ag” panel that focused on the critical need for agricultural innovation to provide more nutritious food in order to feed a rapidly growing population.

•	In November 2018, Ari Frankel, our assistant vice president of sustainability and high performance buildings, was elected 2019 Chair of Nareit’s Real Estate Sustainability Council.

•
In January 2019, we were recognized as the most active biopharma investor by new deal volume in 2017-2018 by Silicon Valley Bank in its “Trends in Healthcare Investments and Exits 2019” report and ranked by Forbes as the top venture capital investor in the healthcare sector by U.S.-based deal volume in 2018.

Subsequent events

•
In January 2019, we repaid early one secured note payable aggregating $106.7 million, originally due in 2020 and that bore interest at 7.75%, and recognized a loss on early extinguishment of debt of $7.1 million, including the write-off of unamortized loan fees.

•
In January 2019, we repurchased, in privately negotiated transactions, 275,000 shares of our 7.00% Series D cumulative convertible preferred stock for $9.2 million, or $33.60 per share, and recognized a preferred stock redemption charge of $2.6 million. As of February 4, 2019, 2.3 million shares of our Series D Convertible Preferred Stock were outstanding at a book value aggregating $57.5 million.

•	In January 2019, we completed the acquisition of five properties in key submarkets with value-add operating properties. See “Acquisitions” in this Earnings Press Release for additional information.

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Select 2018 Highlights

December 31, 2018

$1.3B Total Revenues

52% Investment Grade or Large Cap

Highest Annual Increase in Rental Rates (Cash)[1]

2nd Highest Annual Leasing Volume in History[2]

69% Adjusted EBITDA Margins

5.4x Net Debt to Adjusted EBITDA

3% Unhedged Variable-Rate Debt

Credit Rating Improvement: Baa1/Stable BBB/Positive

GRESB Green Star Designation

(1)	Rental rate increase of 14.1% (cash basis) represents our highest annual increase during the past 10 years.

(2)	Leasing activity aggregating 4.7 million RSF for 2018 represents the second highest annual leasing activity in our history.

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Acquisitions
December 31, 2018
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage					Purchase Price
					Future Development		Active Redevelopment	Operating With Future Development/Redevelopment

4Q18 Acquisitions:
Alexandria Life Science Factory at Long Island City(1)	New York City/New York City	10/9/18	1	100%	—		140,098	36,661		$75,000
10260 Campus Point Drive and 4161 Campus Point Court	University Town Center/ San Diego	12/28/18	2	100%	378,355	(2)	—	269,048	(2)	15,000	(3)
			3		378,355		140,098	305,709		$90,000

(1)	Refer to the “New Class A Development and Redevelopment Properties: Summary of Pipeline” on page 41 of our Supplemental Information for additional information.

(2)
We acquired two buildings adjacent to our Campus Pointe by Alexandria campus aggregating 269,048 RSF, comprising 109,164 RSF at 10260 Campus Point Drive and 159,884 RSF at 4161 Campus Point Court which are 100% leased through 2022. At lease expiration, 10260 Campus Point Drive will be redeveloped and expanded into a 176,455 RSF Class A building, which is pre-leased 100% for 15 years with the target delivery in 2021. 4161 Campus Point Court will support future development aggregating 201,900 RSF through one or more Class A buildings at our Campus Pointe by Alexandria campus.

(3)	Total purchase price of $80.0 million was paid in two installments, $15.0 million in December 2018 and $65.0 million in January 2019.

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage		Unlevered Yields		Purchase Price
					Operating With Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)

2019 Acquisitions:
3170 Porter Drive	Greater Stanford/ San Francisco	1/10/19	1	100%	—	98,626	7.5%	5.1%	$100,250
Shoreway Science Center	Greater Stanford/ San Francisco	1/10/19	2	100%	—	82,462	7.2%	5.5%	73,200
10260 Campus Point Drive and 4161 Campus Point Court	University Town Center/San Diego	N/A	N/A	N/A	N/A	N/A	(1)	(1)	65,000	(2)
3911 and 3931 Sorrento Valley Boulevard	Sorrento Mesa/San Diego	1/9/19	2	100%	53,220	—	7.2%	6.6%	23,060
Remaining targeted acquisitions									368,490
2019 guidance midpoint									$630,000

(1)	We expect to provide total estimated costs and related yields in the future upon the commencement of development and redevelopment.

(2)	See footnote 3 above.

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Dispositions and Sale of Partial Joint Venture Interest
December 31, 2018
(Dollars in thousands, except per RSF amounts)

Property	Submarket/Market	Date of Sale	RSF	Sales Price		Sales Price per RSF	Gain
4Q18 Disposition:
1300 Quince Orchard Boulevard	Gaithersburg/Maryland	12/13/18	54,874	$14,441	(1)	$263	$8,704

2019 Sale of Partial Joint Venture Interest:
75/125 Binney Street (sale of 60% noncontrolling interest)(2)	Cambridge/Greater Boston	1Q19	388,270	$438,000		$1,880	(2)
Targeted Dispositions Guidance Midpoint				312,000
2019 guidance midpoint				$750,000

(1)	In April 2018, our tenant exercised its option to purchase this Class B property at fair market value. The capitalization rates for this sale were 6.6% and 7.0% (cash basis).

(2)
In February 2019, we executed a purchase and sale agreement to sell a 60% interest in 75/125 Binney Street, a Class A property in our Cambridge submarket, for a sales price of $438 million, or $1,880 per RSF, representing a 4.3% capitalization rate on 4Q18 net operating income (cash basis), annualized. The sale of a 60% ownership interest in this joint venture is expected to be accounted for as an equity transaction, with no gain to be recognized in earnings. Closing is expected to occur in 1Q19. Upon completion of the sale, we expect to retain control over the joint venture. We expect to reinvest the proceeds from this sale into our value-creation pipeline.

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Guidance
December 31, 2018
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2019. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional information.

Summary of Key Changes in Guidance	Guidance		Summary of Key Changes in Key Sources and Uses of Capital Guidance	Guidance Midpoint
	As of 2/4/19	As of 11/28/18		As of 2/4/19	As of 11/28/18
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Common equity	$525	$625
Capitalization of interest	$72 to $82	$76 to $86	Construction	$1,300	$1,400

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 2/4/19	As of 11/28/18
Earnings per share (“EPS”)(1)	$1.95 to $2.15	$2.05 to $2.25
Depreciation and amortization	4.85	4.77
Allocation to unvested restricted stock awards	(0.03)	(0.03)
Funds from operations per share(1)	$6.77 to $6.97	$6.79 to $6.99
Loss on early extinguishment of debt in January 2019	0.06	0.06
Preferred stock redemption charge in January 2019	0.02	—
Funds from operations per share, as adjusted(2)	$6.85 to $7.05	$6.85 to $7.05
Midpoint	$6.95	$6.95

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2019	97.7%	98.3%

Lease renewals and re-leasing of space:
Rental rate increases	25.0%	28.0%
Rental rate increases (cash basis)	11.0%	14.0%
Same property performance:
Net operating income increase	1.0%	3.0%
Net operating income increase (cash basis)	6.0%	8.0%

Straight-line rent revenue	$95	$105	(5)
General and administrative expenses	$108	$113
Capitalization of interest	$72	$82
Interest expense	$172	$182

2019 Guidance
Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.3x
Net debt and preferred stock to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.4x
Fixed-charge coverage ratio – 4Q19 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2019	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Net cash provided by operating activities after dividends	$170	$210	$190
Incremental debt	485	445	465
Real estate dispositions and partial interest sales:
Sale of partial interest in core class A property	438	438	438	(3)
Other	262	362	312	(3)
Common equity	475	575	525
Total sources of capital	$1,830	$2,030	$1,930
Uses of capital:
Construction	$1,250	$1,350	$1,300
Acquisitions	580	680	630	(4)
Total uses of capital	$1,830	$2,030	$1,930
Incremental debt (included above):
Issuance of unsecured senior notes payable	$600	$700	$650
Repayments of secured notes payable	(120)	(130)	(125)
$2.2 billion unsecured senior line of credit/other	5	(125)	(60)
Incremental debt	$485	$445	$465

(1)	Excludes future unrealized gains or losses after December 31, 2018 that are required to be recognized in earnings from changes in fair value of equity investments.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”). See definition of “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

(3)	See “Dispositions and Sale of Partial Joint Venture Interest” in this Earnings Press Release for additional information.

(4)	See “Acquisitions” in this Earnings Press Release for additional information.

(5)
Approximately 45% of straight-line rent revenue represents initial free rent on recently delivered and expected 2019 deliveries of new Class A properties from our development and redevelopment pipeline.

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Earnings Call Information and About the Company
December 31, 2018

We will host a conference call on Tuesday, February 5, 2019, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2018. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, February 5, 2019. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10126730.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2018, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2018q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $18.4 billion and an asset base in North America of 33.1 million square feet (“SF”) as of December 31, 2018. The asset base in North America includes 22.4 million RSF of operating properties and 3.9 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2019 through 2020. Additionally, the asset base in North America includes 6.8 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

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This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2019 earnings per share attributable to Alexandria’s common stockholders – diluted, 2019 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, and Alexandria Innovation Center® are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	8

Consolidated Statements of Operations
December 31, 2018
(In thousands, except per share amounts)

	Three Months Ended							Year Ended
	12/31/18		9/30/18		6/30/18	3/31/18	12/31/17	12/31/18		12/31/17
Revenues:
Rental	$260,102		$255,496		$250,635	$244,485	$228,025	$1,010,718		$863,181
Tenant recoveries	77,683		81,051		72,159	73,170	70,270	304,063		259,144
Other income	2,678		5,276		2,240	2,484	496	12,678		5,772
Total revenues	340,463		341,823		325,034	320,139	298,791	1,327,459		1,128,097

Expenses:
Rental operations	97,682		99,759		91,908	91,771	88,073	381,120		325,609
General and administrative	22,385		22,660		22,939	22,421	18,910	90,405		75,009
Interest	40,239		42,244		38,097	36,915	36,082	157,495		128,645
Depreciation and amortization	124,990		119,600		118,852	114,219	107,714	477,661		416,783
Impairment of real estate	—		—		6,311	—	—	6,311		203
Loss on early extinguishment of debt	—		1,122		—	—	2,781	1,122		3,451
Total expenses	285,296		285,385		278,107	265,326	253,560	1,114,114		949,700

Equity in earnings of unconsolidated real estate joint ventures	1,029		40,718	(1)	1,090	1,144	376	43,981		15,426
Investment (loss) income(2)	(83,531)	(2)	122,203		12,530	85,561	—	136,763	(2)	—
Gain on sales of real estate – rental properties	8,704		—		—	—	—	8,704		270
Gain on sales of real estate – land parcels	—		—		—	—	—	—		111
Net (loss) income	(18,631)		219,359		60,547	141,518	45,607	402,793		194,204
Net income attributable to noncontrolling interests	(6,053)		(5,723)		(5,817)	(5,888)	(6,219)	(23,481)		(25,111)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(24,684)		213,636		54,730	135,630	39,388	379,312		169,093
Dividends on preferred stock	(1,155)		(1,301)		(1,302)	(1,302)	(1,302)	(5,060)		(7,666)
Preferred stock redemption charge	(4,240)		—		—	—	—	(4,240)		(11,279)
Net income attributable to unvested restricted stock awards	(1,661)		(3,395)		(1,412)	(1,941)	(1,255)	(6,029)		(4,753)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(31,740)		$208,940		$52,016	$132,387	$36,831	$363,983		$145,395

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.30)		$2.01		$0.51	$1.33	$0.39	$3.53		$1.59
Diluted	$(0.30)		$1.99		$0.51	$1.32	$0.38	$3.52		$1.58

Weighted-average shares of common stock outstanding:
Basic	106,033		104,179		101,881	99,855	95,138	103,010		91,546
Diluted	106,033		105,385		102,236	100,125	95,914	103,321		92,063

Dividends declared per share of common stock	$0.97		$0.93		$0.93	$0.90	$0.90	$3.73		$3.45

(1)
Includes $35.7 million related to the gain on sale of our remaining 27.5% ownership interest in the unconsolidated real estate joint venture in 360 Longwood Avenue. See “Joint Venture Financial Information” in our Supplemental Information for additional information.

(2)	See “Investments” in our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	9

Consolidated Balance Sheets
December 31, 2018
(In thousands)

	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Assets
Investments in real estate	$11,913,693	$11,587,312	$11,190,771	$10,671,227	$10,298,019
Investments in unconsolidated real estate joint ventures	237,507	197,970	192,972	169,865	110,618
Cash and cash equivalents	234,181	204,181	287,029	221,645	254,381
Restricted cash	37,949	29,699	34,812	37,337	22,805
Tenant receivables	9,798	11,041	8,704	11,258	10,262
Deferred rent	530,237	511,680	490,428	467,112	434,731
Deferred leasing costs	239,070	238,295	232,964	226,803	221,430
Investments	892,264	957,356	790,753	724,310	523,254
Other assets	370,257	368,032	333,757	291,639	228,453
Total assets	$14,464,956	$14,105,566	$13,562,190	$12,821,196	$12,103,953

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$630,547	$632,792	$776,260	$775,689	$771,061
Unsecured senior notes payable	4,292,293	4,290,906	4,289,521	3,396,912	3,395,804
Unsecured senior line of credit	208,000	413,000	—	490,000	50,000
Unsecured senior bank term loans	347,415	347,306	548,324	548,197	547,942
Accounts payable, accrued expenses, and tenant security deposits	981,707	907,094	849,274	783,986	763,832
Dividends payable	110,280	101,084	98,676	93,065	92,145
Total liabilities	6,570,242	6,692,182	6,562,055	6,087,849	5,620,784

Commitments and contingencies

Redeemable noncontrolling interests	10,786	10,771	10,861	10,212	11,509

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	64,336	74,386	74,386	74,386	74,386
Common stock	1,110	1,058	1,033	1,007	998
Additional paid-in capital	7,286,954	6,801,150	6,387,527	6,117,976	5,824,258
Accumulated other comprehensive (loss) income	(10,435)	(3,811)	(2,485)	1,228	50,024
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	7,341,965	6,872,783	6,460,461	6,194,597	5,949,666
Noncontrolling interests	541,963	529,830	528,813	528,538	521,994
Total equity	7,883,928	7,402,613	6,989,274	6,723,135	6,471,660
Total liabilities, noncontrolling interests, and equity	$14,464,956	$14,105,566	$13,562,190	$12,821,196	$12,103,953

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	10

Funds From Operations and Funds From Operations per Share
December 31, 2018
(In thousands)

The following table presents a reconciliation of net (loss) income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/18		9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17
Net (loss) income attributable to Alexandria’s common stockholders – basic	$(31,740)		$208,940	$52,016	$132,387	$36,831	$363,983	$145,395
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		1,301	—	—	—	—	—
Net (loss) income attributable to Alexandria’s common stockholders – diluted	(31,740)		210,241	52,016	132,387	36,831	363,983	145,395
Depreciation and amortization	124,990		119,600	118,852	114,219	107,714	477,661	416,783
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(4,252)		(4,044)	(3,914)	(3,867)	(3,777)	(16,077)	(14,762)
Our share of depreciation and amortization from unconsolidated real estate JVs	719		1,011	807	644	432	3,181	1,551
Gain on sales of real estate – rental properties	(8,704)		—	—	—	—	(8,704)	(270)
Our share of gain on sales of real estate from unconsolidated real estate JVs(2)	—		(35,678)	—	—	—	(35,678)	(14,106)
Gain on sales of real estate – land parcels	—		—	—	—	—	—	(111)
Impairment of real estate – rental properties	—		—	—	—	—	—	203
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	1,302	—	5,060	—
Allocation to unvested restricted stock awards	—		(1,312)	(1,042)	(1,548)	(734)	(5,961)	(2,920)
Funds from operations attributable to Alexandria’s common stockholders – diluted(3)	81,013		289,818	166,719	243,137	140,466	783,465	531,763
Unrealized losses (gains) on non-real estate investments	94,850		(117,188)	(5,067)	(72,229)	—	(99,634)	—
Realized gains on non-real estate investments	(6,428)	(4)	—	—	(8,252)	—	(14,680)	—
Impairment of real estate – land parcels	—		—	6,311	—	—	6,311	—
Impairment of non-real estate investments	5,483	(4)	—	—	—	3,805	5,483	8,296
Loss on early extinguishment of debt	—		1,122	—	—	2,781	1,122	3,451
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs(2)	—		(761)	—	—	—	(761)	—
Preferred stock redemption charge	4,240		—	—	—	—	4,240	11,279
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		(1,301)	—	(1,302)	—	(5,060)	—
Allocation to unvested restricted stock awards	(1,138)		1,889	(18)	1,125	(94)	1,517	(321)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$178,020		$173,579	$167,945	$162,479	$146,958	$682,003	$554,468

(1)
See definition of “Weighted-Average Shares of Common Stock Outstanding – Diluted” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information regarding our 7.00% Series D cumulative convertible preferred stock.

(2)	Classified in equity in earnings (losses) of unconsolidated real estate joint ventures in our consolidated statements of operations.

(3)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”). See definition of “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

(4)
Realized gain of $6.4 million relates to one publicly traded non-real estate investment in a biopharmaceutical entity and impairments of $5.5 million primarily relates to one privately held non-real estate investment. Both line items are classified in investment (loss) income in our consolidated statements of operations. Excluding these gains and impairments, our realized gains on non-real estate investments were $10.4 million for the three months ended December 31, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	11

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2018
(In thousands, except per share amounts)

The following table presents a reconciliation of net (loss) income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended						Year Ended
	12/31/18		9/30/18	6/30/18	3/31/18	12/31/17	12/31/18		12/31/17
Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$(0.30)		$1.99	$0.51	$1.32	$0.38	$3.52		$1.58
Depreciation and amortization	1.14		1.11	1.13	1.08	1.08	4.50		4.35
Gain on sale of real estate – rental properties	(0.08)		—	—	—	—	(0.08)		—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		(0.34)	—	—	—	(0.35)		(0.15)
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	0.01	—	—	(2)	—
Allocation to unvested restricted stock awards	—		(0.01)	(0.01)	—	—	(0.06)		—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(3)	0.76		2.75	1.63	2.41	1.46	7.53		5.78
Unrealized losses (gains) on non-real estate investments	0.89		(1.11)	(0.05)	(0.70)	—	(0.96)		—
Realized gains on non-real estate investments	(0.06)	(4)	—	—	(0.08)	—	(0.14)		—
Impairment of real estate – land parcels	—		—	0.06	—	—	0.06		—
Impairment of non-real estate investments	0.05	(4)	—	—	—	0.04	0.05		0.09
Loss on early extinguishment of debt	—		0.01	—	—	0.03	0.01		0.03
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—		(0.01)	—	—	—	(0.01)		—
Preferred stock redemption charge	0.04		—	—	—	—	0.04		0.12
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	(0.01)	—	—		—
Allocation to unvested restricted stock awards	—		0.02	—	—	—	0.02		—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.68		$1.66	$1.64	$1.62	$1.53	$6.60		$6.02

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	106,033		105,385	102,236	100,125	95,914	103,321		92,063
Funds from operations – diluted, per share	106,244		105,385	102,236	100,866	95,914	104,048		92,063
Funds from operations – diluted, as adjusted, per share	106,244		104,641	102,236	100,125	95,914	103,321		92,063

(1)	See footnote 1 on the previous page for additional information.

(2)
The assumed conversion of our 7.00% Series D cumulative convertible preferred stock required the addition of $5.1 million of dividends on preferred stock to the numerator, and the addition of 727 thousand shares to the denominator while calculating funds from operations per share attributable to Alexandria’s common stockholders – diluted. These amounts had approximately no dilutive impact on a per share basis.

(3)
Calculated in accordance with standards established by the Nareit Board of Governors. See definition of “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” in the “Definitions and Reconciliations” section of our Supplemental Information for additional information.

(4)	See footnote 4 on the previous page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	12

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2018

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $18.4 billion and an asset base in North America of 33.1 million SF as of December 31, 2018. The asset base in North America includes 22.4 million RSF of operating properties and 3.9 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2019 through 2020. Additionally, the asset base in North America includes 6.8 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 52% of our annual rental revenue generated from entities with an investment-grade credit rating or publicly traded large cap tenants. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 37 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 19 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President & Regional Market Director – New York City

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	14

Investor Information
December 31, 2018

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2651

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Wendy Ma	Karin Ford / Ryan Cybart	David Rodgers
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7249 / (212) 405-6591	(216) 737-7341

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Daniel Ismail / Chris Darling	Haendel St. Juste / Zachary Silverberg	Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 209-9300 / (212) 205-7855	(415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin
(212) 438-4638	(415) 835-8904

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Ian Snyder	Thierry Perrein / Kevin McClure	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 834-5086 / (212) 834-3798	(704) 410-3262 / (704) 410-3252		(212) 438-1347 / (212) 438-2508

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	15

Sustainability
December 31, 2018

ALEXANDRIA SUSTAINABILITY

Focus on making a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work.

A LEADER IN GREEN DEVELOPMENT AND COMMITMENT TO CONTINUOUS SUSTAINABILITY IMPROVEMENTS

$450 MILLION

Issuance of Green Bond in June 2018 Included on the Bloomberg Barclays MSCI Green Bond Index

100%

New Ground-Up Developments Targeting LEED® Gold or Platinum Certification

62

Efficiency Projects on Operating Properties in 2017[1]

58

LEED Projects[2]

6 | Platinum
39 | Gold
13 | Silver

51%

ARE's Total Annual Rental Revenue From LEED Projects[2]

6%

Reduction of Same Property Greenhouse Gas Pollution From 2016 to 2017[1]

A LEADER IN HEALTH & WELLNESS

#1

Global Ranking in 2018 GRESB Health & Well-being Module With ARE's Perfect Score of 100

4

WELL Projects[3]

2 | Gold
2 | Silver

19

Fitwel Projects[4]

6 | ★★★
9 | ★★
4 | ★

(1)	For the years ended December 31, 2016 and 2017. We expect to disclose data for the year ended December 31, 2018, in 2019.

(2)	Upon completion of 15 projects in process targeting LEED certification.

(3)	Upon completion of three projects in process targeting WELL certification.

(4)	Upon completion of 12 projects in process targeting Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	16

High-Quality, Diverse, and Innovative Tenants
December 31, 2018

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
27%
Life Science Product, Service, and Device
17%
Private Biotechnology
7%
Technology(2)
10%
4%
Other
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
10%
Multinational Pharmaceutical
25%

52%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2018.

(2)	Our annual rental revenue from technology tenants consists of:

•	39% from investment-grade credit rated or publicly traded large cap tenants

•	49% from Uber Technologies, Inc., Stripe, Inc., and Pinterest, Inc.

•	12% from all other technology tenants

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Class A Properties in AAA Locations
December 31, 2018

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
23%
New York City
7%
San Diego
16%
Seattle
6%
6%
Maryland
3%
Research Triangle Park
2%
Other
Greater Boston
37%

77%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of December 31, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	18

Occupancy
December 31, 2018

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy Across Key Locations

97.3%
98.7%
100.0%
98.3%
94.7%
97.7%
96.8%
95.4%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

96%

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years.

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Financial and Asset Base Highlights
December 31, 2018
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Selected financial data from consolidated financial statements and related information
Operating margin	71%	71%	72%	71%	71%
Adjusted EBITDA margin	69%	69%	69%	69%	68%
Adjusted EBITDA – quarter annualized	$968,888	$957,008	$911,284	$914,444	$817,392
Adjusted EBITDA – trailing 12 months	$937,906	$900,032	$854,237	$815,178	$767,508

Net debt at end of period	$5,237,538	$5,483,132	$5,326,039	$4,979,254	$4,516,672
Net debt to Adjusted EBITDA – quarter annualized	5.4x	5.7x	5.8x	5.4x	5.5x
Net debt to Adjusted EBITDA – trailing 12 months	5.6x	6.1x	6.2x	6.1x	5.9x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x	5.8x	5.9x	5.5x	5.6x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.7x	6.2x	6.3x	6.2x	6.0x

Fixed-charge coverage ratio – quarter annualized	4.1x	4.1x	4.3x	4.6x	4.2x
Fixed-charge coverage ratio – trailing 12 months	4.2x	4.3x	4.3x	4.3x	4.1x
Unencumbered net operating income as a percentage of total net operating income	88%	88%	88%	87%	86%

Closing stock price at end of period	$115.24	$125.79	$126.17	$124.89	$130.59
Common shares outstanding (in thousands) at end of period	111,012	105,804	103,346	100,696	99,784
Total equity capitalization at end of period	$12,879,366	$13,412,222	$13,142,725	$12,682,876	$13,140,843
Total market capitalization at end of period	$18,357,621	$19,096,226	$18,756,830	$17,893,674	$17,905,650

Dividend per share – quarter/annualized	$0.97/$3.88	$0.93/$3.72	$0.93/$3.72	$0.90/$3.60	$0.90/$3.60
Dividend payout ratio for the quarter	60%	57%	57%	56%	61%
Dividend yield – annualized	3.4%	3.0%	2.9%	2.9%	2.8%

General and administrative expenses as a percentage of net operating income – trailing 12 months	9.6%	9.5%	9.4%	9.3%	9.3%

Capitalized interest	$19,902	$17,431	$15,527	$13,360	$12,897
Weighted-average interest rate for capitalization of interest during the period	4.01%	4.06%	3.92%	3.91%	3.89%

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Financial and Asset Base Highlights (continued)
December 31, 2018
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$17,923	$20,070	$23,259	$32,631	$33,281
Amortization of acquired below-market leases	$5,350	$5,220	$5,198	$6,170	$4,147
Straight-line rent expense on ground leases	$272	$272	$252	$240	$205
Stock compensation expense	$9,810	$9,986	$7,975	$7,248	$6,961
Amortization of loan fees	$2,401	$2,734	$2,593	$2,543	$2,571
Amortization of debt premiums	$611	$614	$606	$575	$639
Non-revenue-enhancing capital expenditures:
Building improvements	$3,256	$3,032	$2,827	$2,625	$2,469
Tenant improvements and leasing commissions	$11,758	$17,748	$10,686	$2,836	$9,578

Operating statistics and related information (at end of period)
Number of properties – North America	237	235	234	222	213
RSF – North America (including development and redevelopment projects under construction)	24,587,438	24,196,505	24,007,981	23,066,089	21,981,133
Total square feet – North America	33,097,210	32,186,813	31,976,194	30,240,017	29,563,221
Annual rental revenue per occupied RSF – North America	$48.42	$48.36	$48.22	$48.09	$48.01
Occupancy of operating properties – North America	97.3%	97.3%	97.1%	96.6%	96.8%
Occupancy of operating and redevelopment properties – North America	95.1%	94.6%	95.0%	94.3%	94.7%
Weighted average remaining lease term (in years)	8.6	8.6	8.6	8.7	8.9

Total leasing activity – RSF	1,558,064	696,468	985,996	1,481,164	1,379,699
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	17.4%	35.4%	24.0%	16.3%	24.8%
Rental rate increases (cash basis)	11.4%	16.9%	12.8%	19.0%	10.4%
RSF (included in total leasing activity above)	650,540	475,863	727,265	234,548	593,622

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	3.8%	3.4%	4.1%	4.0%	4.5%
Net operating income increase (cash basis)	7.6%	8.9%	6.3%	14.6%	12.5%

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Key Operating Metrics
December 31, 2018

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	96%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Operating	Adjusted EBITDA
71%	69%

(1)	Percentages calculated based on RSF as of December 31, 2018.

(2)	Represents percentages for the three months ended December 31, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	22

Same Property Performance
December 31, 2018
(Dollars in thousands)

Same Property Financial Data	4Q18	2018	Same Property Statistical Data	4Q18	2018
Percentage change over comparable period from prior year:			Number of same properties	188	185
Net operating income increase	3.8%	3.7%	Rentable square feet	17,641,401	17,221,297
Net operating income increase (cash basis)	7.6%	9.2%	Occupancy – current-period average	97.0%	96.6%
Operating margin	71%	71%	Occupancy – same-period prior-year average	96.3%	96.1%

	Three Months Ended December 31,				Year Ended December 31,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Same properties	$212,897	$204,729	$8,168	4.0%	$818,706	$788,169	$30,537	3.9%
Non-same properties	47,205	23,296	23,909	102.6	192,012	75,012	117,000	156.0
Total rental	260,102	228,025	32,077	14.1	1,010,718	863,181	147,537	17.1

Same properties	67,344	65,979	1,365	2.1	266,378	247,502	18,876	7.6
Non-same properties	10,339	4,291	6,048	140.9	37,685	11,642	26,043	223.7
Total tenant recoveries	77,683	70,270	7,413	10.5	304,063	259,144	44,919	17.3

Same properties	115	59	56	94.9	314	201	113	56.2
Non-same properties	2,563	437	2,126	486.5	12,364	5,571	6,793	121.9
Total other income	2,678	496	2,182	439.9	12,678	5,772	6,906	119.6

Same properties	280,356	270,767	9,589	3.5	1,085,398	1,035,872	49,526	4.8
Non-same properties	60,107	28,024	32,083	114.5	242,061	92,225	149,836	162.5
Total revenues	340,463	298,791	41,672	13.9	1,327,459	1,128,097	199,362	17.7

Same properties	80,289	77,954	2,335	3.0	314,121	292,178	21,943	7.5
Non-same properties	17,393	10,119	7,274	71.9	66,999	33,431	33,568	100.4
Total rental operations	97,682	88,073	9,609	10.9	381,120	325,609	55,511	17.0

Same properties	200,067	192,813	7,254	3.8	771,277	743,694	27,583	3.7
Non-same properties	42,714	17,905	24,809	138.6	175,062	58,794	116,268	197.8
Net operating income	$242,781	$210,718	$32,063	15.2%	$946,339	$802,488	$143,851	17.9%

Net operating income – same properties	$200,067	$192,813	$7,254	3.8%	$771,277	$743,694	$27,583	3.7%
Straight-line rent revenue	(10,614)	(15,671)	5,057	(32.3)	(48,061)	(77,580)	29,519	(38.0)
Amortization of acquired below-market leases	(3,210)	(3,982)	772	(19.4)	(9,548)	(12,842)	3,294	(25.7)
Net operating income – same properties (cash basis)	$186,243	$173,160	$13,083	7.6%	$713,668	$653,272	$60,396	9.2%

See definition of “Same Property Comparisons” in the “Definitions and Reconciliations” section of our Supplemental Information for a reconciliation of same properties to total properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	23

Leasing Activity
December 31, 2018
(Dollars per RSF)

	Three Months Ended			Year Ended			Year Ended
	December 31, 2018			December 31, 2018			December 31, 2017
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	17.4%	(2)	11.4%	24.1%		14.1%	25.1%	12.7%
New rates	$52.66		$51.35	$55.05		$52.79	$51.05	$47.99
Expiring rates	$44.85		$46.08	$44.35		$46.25	$40.80	$42.60
Rentable square footage	650,540			2,088,216			2,525,099
Tenant improvements/leasing commissions	$17.01			$20.61			$18.74
Weighted-average lease term	6.7 years			6.1 years			6.2 years

Developed/redeveloped/previously vacant space leased
New rates	$43.15		$34.45	$58.45		$48.73	$47.56	$42.93
Rentable square footage	907,524			2,633,476			2,044,083
Tenant improvements/leasing commissions	$9.79			$12.57			$9.83
Weighted-average lease term	8.9 years			11.5 years			10.1 years

Leasing activity summary (totals):
New rates	$47.12		$41.51	$56.94		$50.52	$49.49	$45.72
Rentable square footage	1,558,064			4,721,692	(3)		4,569,182
Tenant improvements/leasing commissions	$12.80			$16.13			$14.75
Weighted-average lease term	8.0 years			9.1 years			7.9 years

Lease expirations:(1)
Expiring rates	$42.88		$44.46	$42.98		$45.33	$39.99	$41.71
Rentable square footage	738,569			2,811,021			2,919,259

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes month-to-month leases aggregating 50,548 RSF and 37,006 RSF as of December 31, 2018, and 2017, respectively.

(2)
Includes rental rate increases related to the early re-leasing and re-tenanting of space subject to significantly below-market leases at our Alexandria Center® at One Kendall Square campus in our Cambridge submarket. Excluding amortization of acquired below-market leases on renewed/re-leased space at our Alexandria Center® at One Kendall Square campus, rental rate change for the three months ended December 31, 2018 was 24.1%.

(3)
During the year ended December 31, 2018, we granted tenant concessions/free rent averaging 2.2 months with respect to the 4,721,692 RSF leased. Approximately 58% of the leases executed during the year ended December 31, 2018, did not include concessions for free rent.

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Contractual Lease Expirations
December 31, 2018

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2019 (2)	94	1,232,553	5.7%	$43.36	5.2%
2020	116	1,766,578	8.1%	$37.43	6.4%
2021	92	1,492,897	6.9%	$39.47	5.7%
2022	89	1,733,458	8.0%	$42.15	7.1%
2023	84	2,279,590	10.5%	$43.23	9.5%
2024	59	1,868,399	8.6%	$47.69	8.6%
2025	36	1,500,433	6.9%	$47.52	6.9%
2026	27	933,745	4.3%	$42.40	3.8%
2027	24	1,928,376	8.9%	$43.85	8.2%
2028	25	1,530,627	7.0%	$59.94	8.9%
Thereafter	37	5,449,007	25.1%	$56.58	29.7%

Market	2019 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2020 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(3)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases		Total

Greater Boston	129,890	18,507	—	199,689	348,086	$55.41	69,673	—	—	444,742	(4)	514,415	$45.84
San Francisco	83,817	60,605	—	115,790	260,212	41.80	16,759	—	—	280,176		296,935	41.67
New York City	—	—	—	8,931	8,931	N/A	—	—	—	46,461		46,461	88.91
San Diego	114,952	—	—	165,969	280,921	32.32	679	—	—	252,678		253,357	28.09
Seattle	106,003	—	—	56,179	162,182	45.82	—	—	—	143,068		143,068	50.53
Maryland	14,933	14,075	—	46,621	75,629	26.82	—	18,468	—	267,856		286,324	23.17
Research Triangle Park	—	7,685	—	25,787	33,472	23.25	—	—	—	119,503		119,503	16.48
Canada	—	—	—	—	—	—	54,941	—	—	43,976		98,917	28.78
Non-cluster markets	3,508	11,247	—	48,365	63,120	26.15	—	—	—	7,598		7,598	25.37
Total	453,103	112,119	—	667,331	1,232,553	$43.36	142,052	18,468	—	1,606,058		1,766,578	$37.43
Percentage of expiring leases	37%	9%	—%	54%	100%		8%	1%	—%	91%		100%

(1)	Represents amounts in effect as of December 31, 2018.

(2)	Excludes month-to-month leases aggregating 50,548 RSF as of December 31, 2018.

(3)
Includes 116,556 RSF expiring in June 2019 at 3545 Cray Court in our Torrey Pines submarket, which is under evaluation for options to renovate as a Class A office/laboratory building. Any renovation we may undertake at this property will not be classified as a redevelopment, and as such the property will remain in our same properties. The next largest contractual lease expiration in 2019 is 50,400 RSF, which is under evaluation for renewal.

(4)
Includes 223,007 RSF, or 50%, of 444,742 RSF of remaining expiring leases in 2020 that are located in our Cambridge submarket. The largest contractual remaining expiring lease in 2020 is 36,309 RSF at 215 First Street.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	25

Top 20 Tenants
December 31, 2018
(Dollars in thousands, except average market cap amounts)

79% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(2) (in billions)

							Moody’s	S&P
1	Takeda Pharmaceutical Company Ltd.	11.0		549,759	$37,142	3.6%	Baa2	A-	$35.3
2	Illumina, Inc.	11.6		891,495	34,830	3.3	—	BBB	$42.1
3	Sanofi	9.2		494,693	30,324	2.9	A1	AA	$105.2
4	Eli Lilly and Company	10.9		467,521	29,203	2.8	A2	AA-	$101.2
5	Celgene Corporation(3)	7.4		614,082	29,201	2.8	Baa2	BBB+	$62.2
6	Novartis AG	8.1		361,180	27,724	2.7	A1	AA-	$213.3
7	Bristol-Myers Squibb Company(3)	10.4		378,295	26,746	2.6	A2	A+	$94.4
8	Merck & Co., Inc.	12.1		454,752	25,439	2.4	A1	AA	$171.3
9	Uber Technologies, Inc.	73.9	(4)	422,980	22,197	2.1	—	—	$—
10	bluebird bio, Inc.	8.1		262,261	20,100	1.9	—	—	$8.3
11	Moderna Therapeutics, Inc.	9.9		356,975	19,857	1.9	—	—	$5.4
12	New York University	12.4		203,666	19,544	1.9	Aa2	AA-	$—
13	Roche	4.9		366,996	19,524	1.9	Aa3	AA	$204.9
14	Stripe, Inc.	8.8		295,333	17,736	1.7	—	—	$—
15	Pfizer Inc.	5.8		416,226	17,410	1.7	A1	AA	$230.0
16	Amgen Inc.	5.3		407,369	16,838	1.6	Baa1	A	$125.9
17	Massachusetts Institute of Technology	6.5		256,126	16,729	1.6	Aaa	AAA	$—
18	Facebook, Inc.	11.4		382,883	16,262	1.6	—	—	$495.6
19	United States Government	9.2		264,358	15,428	1.5	Aaa	AA+	$—
20	FibroGen, Inc.	4.9		234,249	14,198	1.4	—	—	$4.4
	Total/weighted average	12.3	(4)	8,081,199	$456,432	43.9%

(1)
Based on aggregate annual rental revenue in effect as of December 31, 2018. See “Definitions and Reconciliations” for our methodology on annual rental revenue for unconsolidated properties for additional information.

(2)	Average daily market capitalization for the 12 months ended December 31, 2018. See “Definitions and Reconciliations” for additional information.

(3)
In January 2019, Bristol-Myers Squibb Company entered into a definitive agreement to acquire Celgene Corporation. The transaction is expected to close in 3Q19, subject to the approval of Bristol-Myers Squibb Company and Celgene Corporation shareholders. Our lease to Bristol-Myers Squibb Company at 1208 Eastlake Avenue East in our Lake Union submarket expired on December 31, 2018, and we have re-leased 78% of the expired 97,366 RSF to a life science pharmaceutical company. Bristol-Myers Squibb Company also currently leases 106,003 RSF at 1201 Eastlake Avenue East in our Lake Union submarket that expires during the first half of 2019 and we have re-leased 100% of this RSF to an investment-grade institutional research center. Subsequent to the close of the transaction, our future remaining annual rental revenue from Bristol-Myers Squibb Company is expected to be approximately 4.7%.

(4)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.2 years as of December 31, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	26

Summary of Properties and Occupancy
December 31, 2018
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,236,036	164,000	31,858	6,431,894	26%	55	$383,817	37%	$62.36
San Francisco	4,818,806	1,326,158	190,947	6,335,911	26	44	241,111	23	51.71
New York City	1,114,282	—	140,098	1,254,380	5	4	78,430	7	71.58
San Diego	4,776,849	—	—	4,776,849	20	58	172,025	16	38.05
Seattle	1,235,055	198,000	—	1,433,055	6	13	60,477	6	50.13
Maryland	2,509,994	—	55,347	2,565,341	10	37	67,820	6	28.04
Research Triangle Park	1,097,249	—	121,477	1,218,726	5	16	27,830	3	26.58
Canada	256,967	—	—	256,967	1	3	7,284	1	29.77
Non-cluster markets	314,315	—	—	314,315	1	7	7,158	1	28.82
North America	22,359,553	1,688,158	539,727	24,587,438	100%	237	$1,045,952	100%	$48.42
		2,227,885

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	12/31/18	9/30/18	12/31/17	12/31/18	9/30/18	12/31/17
Greater Boston	98.7%	98.4%	96.6%	98.2%	97.9%	95.7%
San Francisco	100.0	100.0	99.6	96.2	95.9	99.6
New York City	98.3	97.2	99.8	87.3	97.2	99.8
San Diego	94.7	94.2	94.5	94.7	90.8	90.9
Seattle	97.7	97.6	97.7	97.7	97.6	97.7
Maryland	96.8	97.2	95.2	94.7	93.3	93.2
Research Triangle Park	95.4	96.6	98.1	85.9	86.3	84.0
Subtotal	97.6	97.5	97.0	95.3	94.7	94.9
Canada	95.2	98.6	99.6	95.2	98.6	99.6
Non-cluster markets	79.0	82.2	78.4	79.0	82.2	78.4
North America	97.3%	97.3%	96.8%	95.1%	94.6%	94.7%

See “Definitions and Reconciliations” in this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	27

Property Listing
December 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating		Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$162,570	98.8%		98.8%
50, 60, 75/125, and 100 Binney Street, 225 Binney Street(1), 161 First Street, 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	88,137	99.8		99.8
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	649,705	164,000	—	813,705	10	49,606	95.2	`	95.2
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,647	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,771	100.0		100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,779	100.0		100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,014	100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	4,836,107	164,000	—	5,000,107	35	337,144	98.7		98.7
Seaport Innovation District
99 A Street	8,715	—	—	8,715	1	850	100.0		100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,503	95.6		95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	285,759	—	31,858	317,617	3	12,328	100.0		90.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0		100.0
19 Presidential Way	144,892	—	—	144,892	1	5,134	96.8		96.8
100 Beaver Street	82,330	—	—	82,330	1	3,279	100.0		100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0		100.0
Route 128	1,083,564	—	31,858	1,115,422	15	40,866	98.2		95.4
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0		100.0
Greater Boston	6,236,036	164,000	31,858	6,431,894	55	$383,817	98.7%		98.2%

	(1) We own a partial interest in this property through a real estate joint venture. See “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	28

Property Listing (continued)
December 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street(1)	—	593,765	—	593,765	2	$—	N/A	N/A
409 and 499 Illinois Street(1)	455,069	—	—	455,069	2	28,698	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,197	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,192	100.0	100.0
1500 Owens Street(1)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,097	99.9	99.9
505 Brannan Street	148,146	—	—	148,146	1	12,093	100.0	100.0
Mission Bay/SoMa	2,080,003	593,765	—	2,673,768	12	116,507	100.0	100.0
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	708,299	211,405	—	919,704	5	35,751	100.0	100.0
Alexandria Technology Center® – Gateway	492,066	—	142,400	634,466	7	23,251	100.0	77.6
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,519	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,692	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,979	100.0	100.0
South San Francisco	1,867,297	211,405	142,400	2,221,102	19	86,290	100.0	92.9
Greater Stanford
Menlo Gateway(1)	251,995	520,988	—	772,983	3	7,153	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria PARC	148,951	—	48,547	197,498	4	8,297	100.0	75.4
2100, 2200, 2300, and 2400 Geng Road
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	871,506	520,988	48,547	1,441,041	13	38,314	100.0	94.7
San Francisco	4,818,806	1,326,158	190,947	6,335,911	44	241,111	100.0	96.2

New York City
New York City
Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	63,407	97.4	97.4
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Life Science Factory at Long Island City	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,114,282	—	140,098	1,254,380	4	$78,430	98.3%	87.3%

	(1) We own a partial interest in this property through a real estate joint venture. See “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	29

Property Listing (continued)
December 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	$17,173	100.0%	100.0%
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,993	—	—	294,993	3	13,271	89.6	89.6
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,834	100.0	100.0
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	10,599	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,902	—	—	1,280,902	15	58,113	97.6	97.6
University Town Center
Campus Pointe by Alexandria	1,067,847	—	—	1,067,847	5	36,539	92.6	92.6
10260 Campus Point Drive, 10290 and 10300 Campus Point Drive(1), 4110 Campus Point Court(1), and 4161 Campus Point Court
5200 Illumina Way	792,687	—	—	792,687	6	28,901	100.0	100.0
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
ARE Towne Centre	304,046	—	—	304,046	4	8,249	85.9	85.9
9363, 9373, and 9393 Towne Centre Drive and 9625 Towne Centre Drive(1)
University Town Center	2,406,543	—	—	2,406,543	19	83,725	94.9	94.9
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	10,843	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	2,364	59.2	59.2
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,689	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	3,234	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	832	86.8	86.8
Sorrento Mesa	759,811	—	—	759,811	13	22,393	92.0	92.0
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,262	74.6	74.6
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	98,158	—	—	98,158	4	2,560	88.9	88.9
Sorrento Valley	219,813	—	—	219,813	10	4,822	81.0	81.0
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,776,849	—	—	4,776,849	58	$172,025	94.7%	94.7%
	(1) We own a partial interest in this property through a real estate joint venture. See “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	30

Property Listing (continued)
December 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	290,111	—	—	290,111	1	$15,068	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	10,193	100.0	100.0
188 East Blaine Street(1)	—	198,000	—	198,000	1	—	N/A	N/A
2301 5th Avenue	197,135	—	—	197,135	1	10,015	97.4	97.4
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,287	93.8	93.8
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,837	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,186	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,837	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,245	100.0	100.0
Lake Union	1,150,585	198,000	—	1,348,585	10	57,668	98.7	98.7
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	970	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,809	84.3	84.3
Seattle	1,235,055	198,000	—	1,433,055	13	60,477	97.7	97.7

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	386,208	—	—	386,208	6	14,105	95.1	95.1
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	71,669	—	—	71,669	1	2,334	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,734	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,568	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
5 Research Court	49,160	—	—	49,160	1	—	—	—
Rockville	1,194,683	—	—	1,194,683	20	37,435	94.3	94.3
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,585	—	—	377,585	4	9,411	100.0	100.0
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	259,637	—	55,347	314,984	6	6,894	97.7	80.6
704 Quince Orchard Road(2), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
50 and 55 West Watkins Mill Road	96,915	—	—	96,915	2	2,706	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,602	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	875,241	—	55,347	930,588	15	$22,808	99.3%	93.4%

(1) Formerly 1818 Fairview Avenue East.
(2) We own a partial interest in this property through a real estate joint venture. See “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	31

Property Listing (continued)
December 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland (continued)
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	$2,439	96.6%	96.6%
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,509,994	—	55,347	2,565,341	37	67,820	96.8	94.7

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,559	92.3	92.3
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – RTP	53,523	—	121,477	175,000	1	1,499	100.0	30.6
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,682	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,566	97.8	97.8
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,498	81.9	81.9
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle Park	1,097,249	—	121,477	1,218,726	16	27,830	95.4	85.9

Canada	256,967	—	—	256,967	3	7,284	95.2	95.2

Non-cluster markets	314,315	—	—	314,315	7	7,158	79.0	79.0

Total – North America	22,359,553	1,688,158	539,727	24,587,438	237	$1,045,952	97.3%	95.1%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	32

Disciplined Management of Ground-Up Developments
December 31, 2018

(1)	Represents developments commenced since January 1, 2008, comprising 28 projects aggregating 7.1 million RSF.

(2)	Represents developments commenced and delivered since January 1, 2008, comprising 23 projects aggregating 5.5 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	33

Investments in Real Estate
December 31, 2018
(Dollars in thousands)

	Investments in Real Estate	Square Footage
Investments in real estate:		Operating	Construction	Pre- Construction	Intermediate- Term and Future Projects	Total
Rental properties:
Consolidated	$12,588,611	22,082,974	—	—	—	22,082,974
Unconsolidated(1)	N/A	276,579	—	—	—	276,579
	12,588,611	22,359,553	—	—	—	22,359,553

New Class A development and redevelopment properties:
2019 deliveries
Consolidated	558,675	—	1,057,785	—	—	1,057,785
Unconsolidated(1)	N/A	—	1,170,100	—	—	1,170,100
2019 deliveries	558,675	—	2,227,885	—	—	2,227,885

2020 deliveries	317,388	—	—	1,658,777	—	1,658,777
New Class A development and redevelopment properties undergoing construction and pre-construction	876,063	—	2,227,885	1,658,777	—	3,886,662

Intermediate-term and future development and redevelopment projects:
2021-2022 deliveries	584,751	—	—	—	4,737,389	4,737,389
Future	98,802	—	—	—	3,083,786	3,083,786
Portion of development and redevelopment square feet that will replace existing RSF included in rental properties(2)	N/A	—	—	—	(970,180)	(970,180)
Intermediate-term and future development and redevelopment projects, excluding RSF related to rental properties	683,553	—	—	—	6,850,995	6,850,995

Gross investments in real estate	14,148,227	22,359,553	2,227,885	1,658,777	6,850,995	33,097,210
		24,587,438
Less: accumulated depreciation	(2,263,797)
Net investments in real estate – North America	11,884,430
Net investments in real estate – Asia	29,263
Investments in real estate	$11,913,693

(1)
Our share of the cost basis associated with square footage of our unconsolidated properties is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	Represents RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction, as follows:
	Property/Submarket	RSF
	99 A Street/Seaport Innovation District	8,715
	219 East 42nd Street/New York City	349,947
	88 Bluxome Street/Mission Bay/SoMa	232,470
	960 Industrial Road/Greater Stanford	110,000
	10260 Campus Point Drive/University Town Center	109,164
	4161 Campus Point Court/University Town Center	159,884
		970,180

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	34

New Class A Development and Redevelopment Properties: Deliveries
December 31, 2018
(Dollars in thousands)

399 Binney Street	213 East Grand Avenue	9625 Towne Centre Drive	9900 Medical Center Drive	5 Laboratory Drive
Greater Boston/Cambridge	San Francisco/South San Francisco	San Diego/University Town Center	Maryland/Rockville	Research Triangle Park/RTP
123,403 RSF	300,930 RSF	163,648 RSF	45,039 RSF	53,523 RSF
Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc.	Merck & Co., Inc.	Takeda Pharmaceutical Company Ltd.	Lonza Walkersville, Inc.	Boragen, Inc. Elo Life Systems, Inc. Indigo Ag, Inc.

ALEXANDRIA
Building the Future of Life-Changing Innovation™

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed Into Service				Operating Property Leased Percentage	Total Project		Unlevered Yields
										Initial Stabilized	Initial Stabilized (Cash)
			Prior to 10/1/18	4Q18	1Q19	Total		RSF	Investment
4Q18 deliveries:
Consolidated development projects
213 East Grand Avenue/San Francisco/South San Francisco	100%	12/31/18	—	300,930	—	300,930	100%	300,930	$256,600	7.4%	6.5%

Consolidated redevelopment project
9625 Towne Centre Drive/San Diego/University Town Center	50.1%	11/1/18	—	163,648	—	163,648	100%	163,648	$89,000	7.3%	7.3%
9900 Medical Center Drive/Maryland/Rockville	100%	11/19/18	—	45,039	—	45,039	58%	45,039	$16,800	8.6%	8.4%
5 Laboratory Drive/Research Triangle Park/RTP	100%	Various	45,143	8,380	—	53,523	100%	175,000	$62,500	7.7%	7.6%

Unconsolidated joint venture redevelopment project
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	12/31/18	—	4,762	—	4,762	100%	79,931	$13,300	8.9%	8.8%
			45,143	522,759	—	567,902

January 2019 delivery:
Consolidated development projects
399 Binney Street/Greater Boston/Cambridge	100%	1/25/19	—	—	123,403	123,403	100%	164,000	$174,000	7.3%	6.7%
Total			45,143	522,759	123,403	691,305				7.5%	6.9%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	35

New Class A Development and Redevelopment Properties: 2019 Deliveries

December 31, 2018

399 Binney Street	266 and 275 Second Avenue	1655 and 1725 Third Street
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa
164,000 RSF	31,858 RSF	593,765 RSF
Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc.	Blossom Innovations, LLC Multi-Tenant/Marketing	Uber Technologies, Inc.

279 East Grand Avenue	681 Gateway Boulevard	Menlo Gateway
San Francisco/South San Francisco	San Francisco/South San Francisco	San Francisco/Greater Stanford
211,405 RSF	142,400 RSF	520,988 RSF
Verily Life Sciences, LLC insitro, Inc.	Eli Lilly and Company Twist Bioscience Corporation Multi-Tenant/Marketing	Facebook, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	36

New Class A Development and Redevelopment Properties: 2019 Deliveries

December 31, 2018

Alexandria PARC	Alexandria Life Science Factory at Long Island City	188 East Blaine Street
San Francisco/Greater Stanford	New York City/New York City	Seattle/Lake Union
48,547 RSF	140,098 RSF	198,000 RSF
Adaptive Insights, Inc.	Multi-Tenant/Marketing	bluebird bio, Inc. Seattle Cancer Care Alliance Sana Biotechnology, Inc. Multi-Tenant/Marketing

704 Quince Orchard Road	5 Laboratory Drive
Maryland/Gaithersburg	Research Triangle Park/RTP
55,347 RSF	121,477 RSF
Multi-Tenant/Marketing	Arysta LifeScience Inc. StrideBio, Inc. GreenLight Biosciences, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	37

New Class A Development and Redevelopment Properties: 2019 Deliveries (continued)
December 31, 2018
(Dollars in thousands)

Property/Market/Submarket	Dev/Redev	RSF				Percentage		Project Start	Occupancy(1)
		In Service	Construction		Total	Leased	Leased/Negotiating		Initial	Stabilized
Consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	171,899	31,858		203,757	90%	90%	3Q17	1Q18	2019
5 Laboratory Drive/Research Triangle Park/RTP	Redev	53,523	121,477		175,000	93	100	2Q17	2Q18	2019
399 Binney Street/Greater Boston/Cambridge	Dev	—	164,000	(2)	164,000	98	98	4Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	211,405		211,405	100	100	4Q17	1Q19	2020
Alexandria PARC/San Francisco/Greater Stanford	Redev	148,951	48,547		197,498	100	100	1Q18	2Q19	2Q19
188 East Blaine Street/Seattle/Lake Union	Dev	—	198,000		198,000	49	68	2Q18	2Q19	2020
681 Gateway Boulevard/San Francisco/South San Francisco(3)	Redev	—	142,400		142,400	89	97	3Q18	2Q19	2020
Alexandria Life Science Factory at Long Island City/New York City/New York City	Redev	36,661	140,098		176,759	21	21	4Q18	4Q19	2020
		411,034	1,057,785		1,468,819

Unconsolidated joint venture projects(4)
(amounts represent 100%)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	24,584	55,347		79,931	44	48	1Q18	4Q18	2020
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988		772,983	100	100	4Q17	4Q19	4Q19
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765		593,765	100	100	1Q18	4Q19	4Q19
		276,579	1,170,100		1,446,679
2019 deliveries		687,613	2,227,885		2,915,498	88%	91%

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized	Initial Stabilized (Cash)

Consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$72,991	$10,568	$—	$5,441	$89,000	8.4%	7.1%
5 Laboratory Drive/Research Triangle Park/RTP	100%	17,155	37,151	—	8,194	62,500	7.7	7.6
399 Binney Street/Greater Boston/Cambridge	100%	—	160,705	—	13,295	174,000	7.3	6.7
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	98,277	—	52,723	151,000	7.8	8.1
Alexandria PARC/San Francisco/Greater Stanford	100%	95,545	36,764	—	17,691	150,000	7.3	6.1
188 East Blaine Street/Seattle/Lake Union	100%	—	97,855	—	92,145	190,000	6.7	6.7
681 Gateway Boulevard/San Francisco/South San Francisco	100%	—	55,812	—	52,188	108,000	8.5	7.9
Alexandria Life Science Factory at Long Island City/New York City/New York City	100%	16,986	61,543	—	105,771	184,300	5.5	5.6
		202,677	558,675	—	347,448	1,108,800

Unconsolidated joint venture projects(4)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	1,827	5,800	4,809	864	13,300	8.9	8.8
Menlo Gateway/San Francisco/Greater Stanford	38.5%	100,196	138,452	92,205	99,147	430,000	6.9	6.3
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%	—	55,542	20,097	2,361	78,000	7.8	6.0
		102,023	199,794	117,111	102,372	521,300
2019 deliveries		$304,700	$758,469	$117,111	$449,820	$1,630,100	7.2%	6.7%

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	We delivered 123,403 RSF during January 2019 to three life science entities.

(3)	Conversion of single-tenant office space to multi-tenant office/laboratory space through redevelopment.

(4)	See “Joint Venture Financial Information” in this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	38

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries

December 31, 2018

201 Haskins Way	825 and 835 Industrial Road	ARE Spectrum	Campus Pointe by Alexandria
San Francisco/South San Francisco	San Francisco/Greater Stanford	San Diego/Torrey Pines	San Diego/University Town Center
280,000 RSF	530,000 RSF	87,000 RSF	98,000 RSF

1165 Eastlake Avenue East	9800 Medical Center Drive	9950 Medical Center Drive	6 Davis Drive	9 Laboratory Drive
Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville	Research Triangle Park/RTP	Research Triangle Park/RTP
106,000 RSF	174,640 RSF	83,137 RSF	200,000 RSF	100,000 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	39

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries (continued)

December 31, 2018

Property/Market/Submarket	Dev/Redev	RSF
		In Service	CIP	Total
2020 deliveries: consolidated projects
201 Haskins Way/San Francisco/South San Francisco	Dev	—	280,000	280,000
825 and 835 Industrial Road/Greater Stanford/San Francisco	Dev	—	530,000	530,000
ARE Spectrum/San Diego/Torrey Pines	Dev	336,461	87,000	423,461
Campus Pointe by Alexandria/San Diego/University Town Center	Dev	1,067,847	98,000	1,165,847
1165 Eastlake Avenue East/Lake Union/Seattle	Dev	—	106,000	106,000
9800 Medical Center Drive/Maryland/Rockville	Dev	—	174,640	174,640
9950 Medical Center Drive/Maryland/Rockville	Dev	—	83,137	83,137
6 Davis Drive/Research Triangle Park/RTP	Dev	—	200,000	200,000
9 Laboratory Drive/Research Triangle Park/RTP	Dev	—	100,000	100,000
2020 deliveries		1,404,308	1,658,777	3,063,085

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	40

New Class A Development and Redevelopment Properties: Summary of Pipeline
December 31, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries				Future
				2019	2020	2021–2022				Total
Greater Boston
Undergoing construction or pre-construction
399 Binney Street (Alexandria Center® at One Kendall Square)/Cambridge	100%	$160,705		164,000	—	—		—		164,000
266 and 275 Second Avenue/Route 128	100%	10,568		31,858	—	—		—		31,858
325 Binney Street/Cambridge	100%	99,977		—	—	208,965	(1)	—		208,965
99 A Street/Seaport Innovation District	97.4%	35,747		—	—	235,000	(2)	—		235,000
215 Presidential Way/Route 128	100%	5,373		—	—	130,000		—		130,000
231 Second Avenue/Route 128	100%	1,251		—	—	32,000		—		32,000
Future development
Alexandria Technology Square®/Cambridge	100%	7,787		—	—	—		100,000		100,000
100 Tech Drive/Route 128	100%	—		—	—	—		300,000		300,000
Other value-creation projects	100%	7,280		—	—	—		225,599		225,599
		328,688		195,858	—	605,965		625,599		1,427,422
San Francisco
Undergoing construction or pre-construction
1655 and 1725 Third Street/Mission Bay/SoMa	10.0%	—	(3)	593,765	—	—		—		593,765
279 East Grand Avenue/South San Francisco	100%	98,277		211,405	—	—		—		211,405
681 Gateway Boulevard/South San Francisco	100%	55,812		142,400	—	—		—		142,400
Menlo Gateway/Greater Stanford	38.5%	—	(3)	520,988	—	—		—		520,988
Alexandria PARC/Greater Stanford	100%	36,764		48,547	—	—		—		48,547
201 Haskins Way/South San Francisco	100%	51,782		—	280,000	—		—		280,000
825 and 835 Industrial Road/Greater Stanford	100%	137,856		—	530,000	—		—		530,000
88 Bluxome Street/Mission Bay/SoMa	100%	177,530		—	—	1,070,925	(2)	—		1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	16,459		—	—	165,000		—		165,000
960 Industrial Road/Greater Stanford	100%	82,830		—	—	533,000	(2)(4)	—		533,000
Future development
East Grand Avenue/South San Francisco	100%	5,988		—	—	—		90,000		90,000
Other value-creation projects	100%	34,266		—	—	418,000		25,000		443,000
		697,564		1,517,105	810,000	2,186,925		115,000		4,629,030
New York City
Undergoing construction or pre-construction
Alexandria Life Science Factory at Long Island City – New York City/ New York City	100%	61,543		140,098	—	—		—		140,098
Alexandria Center® for Life Science – New York City/New York City	100%	15,194		—	—	550,000		—		550,000
Future redevelopment
219 East 42nd Street/New York City	100%	—		—	—	—		579,947	(5)	579,947
		$76,737		140,098	—	550,000		579,947		1,270,045
(1)    We are seeking additional entitlements to at least double the density on the site from its current 208,965 RSF.
(2)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.
(3)    This property is held by an unconsolidated real estate joint venture. See “Joint Venture Financial Information” within this Supplemental Information for additional information on our ownership interest.
(4)    Represents total RSF available for future development in either (i) one phase aggregating 533,000 RSF or (ii) two phases consisting of 423,000 RSF and 110,000 RSF, upon receiving entitlements.
(5)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	41

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries				Future
				2019	2020	2021–2022				Total
San Diego
Undergoing construction or pre-construction
ARE Spectrum/Torrey Pines	100%	$29,698		—	87,000	—		—		87,000
Campus Pointe by Alexandria/University Town Center	(1)	82,147		—	98,000	406,455	(2)	—		504,455
5200 Illumina Way/University Town Center	100%	11,716		—	—	386,044		—		386,044
Townsgate by Alexandria/Del Mar Heights	100%	17,858		—	—	125,000		—		125,000
Future development
Campus Pointe by Alexandria/University Town Center	(1)	43,389		—	—	—		290,283	(3)	290,283
Vista Wateridge/Sorrento Mesa	100%	4,022		—	—	—		163,000		163,000
Other value-creation projects	100%	5,931		—	—	—		222,895		222,895
		194,761		—	185,000	917,499		676,178		1,778,677
Seattle
Undergoing construction or pre-construction
188 East Blaine Street/Lake Union	100%	97,855		198,000	—	—		—		198,000
1165 Eastlake Avenue East/Lake Union	100%	18,010		—	106,000	—		—		106,000
1150 Eastlake Avenue East/Lake Union	100%	23,313		—	—	260,000		—		260,000
701 Dexter Avenue North/Lake Union	100%	37,701		—	—	217,000		—		217,000
		176,879		198,000	106,000	477,000		—		781,000
Maryland
Undergoing construction or pre-construction
704 Quince Orchard Road/Gaithersburg	56.8%	—	(4)	55,347	—	—		—		55,347
9800 Medical Center Drive/Rockville	100%	14,116		—	174,640	—		—		174,640
9950 Medical Center Drive/Rockville	100%	5,375		—	83,137	—		—		83,137
Future development
9800 Medical Center Drive/Rockville	100%	1,214		—	—	—		64,000		64,000
		20,705		55,347	257,777	—		64,000		377,124
Research Triangle Park
Undergoing construction or pre-construction
5 Laboratory Drive/Research Triangle Park	100%	37,151		121,477	—	—		—		121,477
6 Davis Drive/Research Triangle Park	100%	2,306		—	200,000	—		—		200,000
9 Laboratory Drive/Research Triangle Park	100%	1,634		—	100,000	—		—		100,000
Future development
6 Davis Drive/Research Triangle Park	100%	15,317		—	—	—		800,000		800,000
Other value-creation projects	100%	4,149		—	—	—		76,262		76,262
		60,557		121,477	300,000	—		876,262		1,297,739
Other value-creation projects	100%	3,725		—	—	—		146,800		146,800
		$1,559,616		2,227,885	1,658,777	4,737,389		3,083,786		11,707,837	(5)

(1)
Includes current and future development projects at 9880 Campus Point Drive, 10260 Campus Point Drive, and 4161 Campus Point Court, for which our ownership interest is 100%, and land parcels adjacent to Campus Pointe by Alexandria, for which our ownership interest is 55%.

(2)
Includes RSF of our future redevelopment and expansion opportunities at our newly acquired 10260 Campus Point Drive property. RSF presented includes 109,164 RSF of the building currently in operation that will be redeveloped and expanded into a 176,455 RSF Class A building, which is pre-leased 100% for 15 years with target delivery in 2021.

(3)
Includes RSF of our newly acquired building at 4161 Campus Point Court. Upon expiration of the existing lease, 4161 Campus Point Court will support future development aggregating 201,900 RSF through one or more Class A buildings at our Campus Pointe by Alexandria campus.

(4)	This property is held by an unconsolidated real estate joint venture. See “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

(5)
Total RSF includes 970,180 RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. See footnote 2 in “Investments in Real Estate” within this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	42

Construction Spending
December 31, 2018
(Dollars in thousands, except per RSF amounts)

Year Ended
Construction Spending	December 31, 2018
Additions to real estate – consolidated projects	$927,168
Investments in unconsolidated real estate joint ventures	116,008
Contributions from noncontrolling interests	(28,275)
Construction spending (cash basis)(1)	1,014,901
Increase in accrued construction	81,177
Construction spending	$1,096,078

	Year Ending
Projected Construction Spending	December 31, 2019
Development and redevelopment projects	$983,000
Investments in unconsolidated real estate joint ventures	102,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(22,000)
Generic laboratory infrastructure/building improvement projects	208,000			(2)
Non-revenue-enhancing capital expenditures and tenant improvements	29,000
Total projected construction spending	1,300,000
Guidance range	$1,250,000	–	$1,350,000

Non-Revenue-Enhancing Capital Expenditures(3)	Year Ended		Recent Average per RSF(4)
	December 31, 2018
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$11,740	$0.54	$0.51

Tenant improvements and leasing costs:
Re-tenanted space	$25,244	$25.82	$20.81
Renewal space	17,784	16.02	12.59
Total tenant improvements and leasing costs/weighted average	$43,028	$20.61	$15.49

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)
Includes $45 million to $50 million of projected construction spending related to the replacement of an existing property at 9880 Campus Point Drive, in our University Town Center submarket, with a new Class A office/laboratory property aggregating 98,000 RSF.

(3)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(4)	Represents the average for a five-year period from 2014 to 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	43

Joint Venture Financial Information
December 31, 2018
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)		Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
225 Binney Street/Greater Boston/Cambridge	70.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	Menlo Gateway/San Francisco/Greater Stanford	38.5%	(3)
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(4)
Campus Pointe by Alexandria/San Diego/University Town Center(5)	45.0%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(4)
9625 Towne Centre Drive/San Diego/University Town Center	49.9%

	December 31, 2018
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$524,523	$322,994
Cash and cash equivalents	19,532	5,316
Restricted cash	—	79
Other assets	34,835	24,663
Secured notes payable (see page 49)	—	(87,677)
Other liabilities	(26,141)	(27,868)
Redeemable noncontrolling interests	(10,786)	—
	$541,963	$237,507

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	4Q18	2018	4Q18	2018
Total revenues	$14,556	$55,914	$2,380	$16,681
Rental operations	(4,436)	(17,021)	(371)	(4,821)
	10,120	38,893	2,009	11,860
General and administrative	(36)	(208)	(56)	(127)
Interest	—	—	(205)	(1,010)
Depreciation and amortization	(4,252)	(16,077)	(719)	(3,181)
Gain on early extinguishment of debt	—	—	—	761
Gain on sales of real estate(6)	—	—	—	35,678
	$5,832	$22,608	$1,029	$43,981

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in four other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold one other insignificant unconsolidated real estate joint venture in North America.

(3)	As of December 31, 2018, we have an ownership interest in Menlo Gateway of 38.5% and expect our ownership to increase to 49% through future funding of construction costs in 2019.

(4)	Represents our ownership interest; our voting interest is limited to 50%.

(5)	Includes only 10290 and 10300 Campus Point Drive and 4110 Campus Point Court in our University Town Center submarket. Excludes 10260 Campus Point Drive and 4161 Campus Point Court.

(6)	Related to the sale in September 2018 of our remaining 27.5% ownership interest in the unconsolidated real estate joint venture in 360 Longwood Avenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	44

Investments
December 31, 2018
(Dollars in thousands)

On January 1, 2018, we adopted a new accounting standard that requires us, on a prospective basis, to present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. For investments without readily available fair values, we adjust the cost basis whenever such investments have an observable price change. Further adjustments are not made until another price change, if any, is observed. See definition of “Investments” in the “Definitions and Reconciliations” section of this Supplemental Information for information related to our adoption of this new accounting standard.

	December 31, 2018
	Three Months Ended		Year Ended
Realized gains	$11,319	(1)	$37,129
Unrealized (losses) gains	(94,850)		99,634
Investment (loss) income	$(83,531)		$136,763

Investments	Cost	Adjustments		Carrying Amount
Fair value:
Publicly traded companies	$121,121	$62,884		$184,005
Entities that report NAV	204,646	113,159	(2)	317,805

Entities that do not report NAV:
Entities with observable price changes since 1/1/18	39,421	64,112		103,533
Entities without observable price changes	286,921	—		286,921
December 31, 2018	$652,109	$240,155	(3)	$892,264

(1)
Includes realized gain of $6.4 million related to one publicly traded non-real estate investment in a biopharmaceutical entity and impairment of $5.5 million primarily related to one privately held non-real estate investment. Excluding these gains and impairments, our realized gains on non-real estate investments were $10.4 million for the three months ended December 31, 2018.

(2)	Represents adjustments using reported NAV as a practical expedient to estimate fair value of our limited partnership investments.

(3)
Consists of unrealized gains recognized of (i) $50 million on our investments in publicly traded companies prior to our adoption of the new accounting standard, (ii) $91 million on our investments in privately held entities that report NAV upon our adoption of the new accounting standard, and (iii) $99 million related to total equity investments subsequent to our adoption of the new accounting standard.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

307	$2.1M
Holdings	Average Cost of Investment

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	45

Key Credit Metrics
December 31, 2018

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.4B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$1,992
	Cash, cash equivalents, and restricted cash	272
	Investments in publicly traded companies	184
		$2,448

(1)	Quarter annualized.

(2)	As of December 31, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	46

Summary of Debt
December 31, 2018

Debt maturities chart
(In millions)

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(4)	Remaining Term (in years)

Secured notes payable	$587,444	$43,103	$630,547	11.5%	4.22%	3.1
Unsecured senior notes payable	4,292,293	—	4,292,293	78.4	4.15	6.4
$2.2 billion unsecured senior line of credit	100,000	108,000	208,000	3.8	3.07	5.1
Unsecured senior bank term loan	347,415	—	347,415	6.3	2.21	5.1
Total/weighted average	$5,327,152	$151,103	$5,478,255	100.0%	3.99%	5.9
Percentage of total debt	97%	3%	100%

(1)
Includes our secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with an outstanding balance of $193.1 million as of December 31, 2018. We have the option to extend the stated maturity date to January 28, 2021, subject to certain conditions. We exercised the first right to extend the maturity date to January 28, 2020. We expect to refinance this secured construction loan prior to maturity.

(2)	We generally amend and extend our unsecured senior line of credit every two to three years.

(3)
We expect to seek opportunities to refinance our unsecured senior bank term loan through the bond market prior to maturity. Additionally, we anticipate reducing the outstanding borrowings under our unsecured senior bank term loan over the next several years.

(4)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	47

Summary of Debt (continued)
December 31, 2018
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2019	2020	2021	2022	2023	Thereafter
Secured notes payable
Greater Boston	L+1.50%	3.29%	1/28/20	(3)	$—	$193,103	$—	$—	$—	$—	$193,103	$(57)	$193,046
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.15	4/1/20	(4)	2,309	104,352	—	—	—	—	106,661	(418)	106,243
San Diego	4.66%	4.91	1/1/23		1,686	1,762	1,852	1,942	26,259	—	33,501	(263)	33,238
Greater Boston	3.93%	3.19	3/10/23		1,505	1,566	1,628	1,693	74,517	—	80,909	2,303	83,212
Greater Boston	4.82%	3.40	2/6/24		3,078	3,204	3,392	3,561	3,739	183,543	200,517	13,540	214,057
San Francisco	6.50%	6.50	7/1/36		23	25	26	28	30	619	751	—	751
Secured debt weighted-average interest rate/subtotal	4.94%	4.22			8,601	304,012	6,898	7,224	104,545	184,162	615,442	15,105	630,547

$2.2 billion unsecured senior line of credit	L+0.825%	3.07	1/28/24		—	—	—	—	—	208,000	208,000	—	208,000
Unsecured senior bank term loan	L+0.90%	2.21	1/28/24		—	—	—	—	—	350,000	350,000	(2,585)	347,415
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	400,000	—	—	—	—	400,000	(845)	399,155
Unsecured senior notes payable	4.60%	4.75	4/1/22		—	—	—	550,000	—	—	550,000	(2,115)	547,885
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	500,000	—	500,000	(2,653)	497,347
Unsecured senior notes payable	4.00%	4.18	1/15/24		—	—	—	—	—	450,000	450,000	(3,685)	446,315
Unsecured senior notes payable	3.45%	3.62	4/30/25		—	—	—	—	—	600,000	600,000	(5,526)	594,474
Unsecured senior notes payable	4.30%	4.50	1/15/26		—	—	—	—	—	300,000	300,000	(3,414)	296,586
Unsecured senior notes payable	3.95%	4.13	1/15/27		—	—	—	—	—	350,000	350,000	(4,037)	345,963
Unsecured senior notes payable	3.95%	4.07	1/15/28		—	—	—	—	—	425,000	425,000	(3,818)	421,182
Unsecured senior notes payable	4.50%	4.60	7/30/29		—	—	—	—	—	300,000	300,000	(2,344)	297,656
Unsecured senior notes payable	4.70%	4.81	7/1/30		—	—	—	—	—	450,000	450,000	(4,270)	445,730
Unsecured debt weighted average/subtotal		3.96			—	400,000	—	550,000	500,000	3,433,000	4,883,000	(35,292)	4,847,708
Weighted-average interest rate/total		3.99%			$8,601	$704,012	$6,898	$557,224	$604,545	$3,617,162	$5,498,442	$(20,187)	$5,478,255

Balloon payments					$—	$697,082	$—	$550,000	$600,487	$3,616,237	$5,463,806	$—	$5,463,806
Principal amortization					8,601	6,930	6,898	7,224	4,058	925	34,636	(20,187)	14,449
Total debt					$8,601	$704,012	$6,898	$557,224	$604,545	$3,617,162	$5,498,442	$(20,187)	$5,478,255

Fixed-rate/hedged variable-rate debt					$8,601	$660,909	$6,898	$557,224	$604,545	$3,509,162	$5,347,339	$(20,187)	$5,327,152
Unhedged variable-rate debt					—	43,103	—	—	—	108,000	151,103	—	151,103
Total debt					$8,601	$704,012	$6,898	$557,224	$604,545	$3,617,162	$5,498,442	$(20,187)	$5,478,255

Weighted-average stated rate on maturing debt					N/A	3.86%	N/A	4.60%	3.95%	4.00%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)	See footnote 1 on prior page.

(4)	In January 2019, we repaid this secured note payable and recognized a loss on early extinguishment of debt of $7.1 million, including the write-off of unamortized loan fees.

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Summary of Debt (continued)
December 31, 2018
(Dollars in thousands)

Unconsolidated real estate joint ventures’ debt
						100% at JV Level
Unconsolidated Joint Venture	Our Share		Maturity Date	Stated Interest Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%		5/17/20	L+2.50%	5.87%	$20,181	$7,435
1655 and 1725 Third Street	10.0%		6/29/21	L+3.70%	6.05%	168,366	206,634
704 Quince Orchard Road	56.8%		3/16/23	L+1.95%	4.66%	4,903	9,940
Menlo Gateway, Phase II	38.5%	(3)	5/1/35	4.53%	N/A	—	157,270
Menlo Gateway, Phase I	38.5%	(3)	8/10/35	4.15%	4.18%	144,338	N/A
						$337,788	$381,279

(1)	Includes interest expense, amortization of loan fees, and amortization of premiums (discounts) as of December 31, 2018.

(2)	Represents outstanding principal, net of unamortized deferred financing costs and premiums (discounts).

(3)	See “Joint Venture Financial Information” within this Supplemental Information for additional information on our ownership interest.

Debt covenants
Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loan
	Requirement	December 31, 2018	Requirement	December 31, 2018
Total Debt to Total Assets	≤ 60%	34%	≤ 60.0%	28.1%
Secured Debt to Total Assets	≤ 40%	4%	≤ 45.0%	3.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.3x	≥ 1.50x	3.99x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	272%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.19x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated pursuant to the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of 12/31/18	Notional Amount in Effect as of
					12/31/18	12/31/19
March 29, 2018	March 31, 2019	8	1.16%	$1,962	$600,000	$—
March 29, 2019	March 31, 2020	1	1.89%	644	—	100,000
March 29, 2019	March 31, 2020	3	2.84%	(768)	—	250,000
Total				$1,838	$600,000	$350,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of December 31, 2018, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

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Definitions and Reconciliations
December 31, 2018

This section contains additional information for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	12/31/18		9/30/18	6/30/18	3/31/18	12/31/17
Net (loss) income	$(18,631)		$219,359	$60,547	$141,518	$45,607
Interest expense	40,239		42,244	38,097	36,915	36,082
Income taxes	613		568	1,106	940	1,398
Depreciation and amortization	124,990		119,600	118,852	114,219	107,714
Stock compensation expense	9,810		9,986	7,975	7,248	6,961
Loss on early extinguishment of debt	—		1,122	—	—	2,781
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—		(761)	—	—	—
Gain on sale of real estate – rental properties	(8,704)		—	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		(35,678)	—	—	—
Realized gains on non-real estate investments	(6,428)	(1)	—	—	—	—
Unrealized losses (gains) on non-real estate investments	94,850		(117,188)	(5,067)	(72,229)	—
Impairment of real estate	—		—	6,311	—	—
Impairment of non-real estate investments	5,483	(1)	—	—	—	3,805
Adjusted EBITDA	$242,222		$239,252	$227,821	$228,611	$204,348

Revenues	$340,463		$341,823	$325,034	$320,139	$298,791
Non-real estate investments – total realized gains	11,319		5,015	7,463	13,332	—
Realized gains on non-real estate investments	(6,428)	(1)	—	—	—	—
Impairment of non-real estate investments	5,483	(1)	—	—	—	3,805
Revenues, as adjusted	$350,837		$346,838	$332,497	$333,471	$302,596

Adjusted EBITDA margin	69%		69%	69%	69%	68%

(1)
Realized gain of $6.4 million relates to one publicly traded non-real estate investment in a biopharmaceutical entity and impairments of $5.5 million primarily relates to one privately held non-real estate investment. Both line items are classified in investment (loss) income in our consolidated statements of operations. Excluding these gains and impairments, our realized gains on non-real estate investments were $10.4 million for the three months ended December 31, 2018.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, and impairments of real estate and land parcels. Adjusted EBITDA also excludes unrealized gains or losses, and significant realized gains and impairments, that result from our non-real estate investments. These non-real estate investment amounts are classified in our statement of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, and significant impairments and significant gains on the sale of non-real estate investments allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions. We believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net (loss) income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Our calculation of Adjusted EBITDA margin, divides Adjusted EBITDA by our revenues, as adjusted. We believe that revenues, as adjusted provides a denominator for Adjusted EBITDA margin which is calculated on a basis more consistent with that of the Adjusted EBITDA numerator. Specifically, revenues, as adjusted includes the same realized gains on, and impairments of, non-real estate investments that are included in the reconciliation of Adjusted EBITDA. We believe that the consistent application of results from our non-real estate investments to both the numerator and denominator of Adjusted EBITDA margins provide a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2018, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of operations.

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Definitions and Reconciliations (continued)
December 31, 2018

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in collaborative life science and technology campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Adjusted EBITDA	$242,222	$239,252	$227,821	$228,611	$204,348

Interest expense	$40,239	$42,244	$38,097	$36,915	$36,082
Capitalized interest	19,902	17,431	15,527	13,360	12,897
Amortization of loan fees	(2,401)	(2,734)	(2,593)	(2,543)	(2,571)
Amortization of debt premiums	611	614	606	575	639
Cash interest	58,351	57,555	51,637	48,307	47,047
Dividends on preferred stock	1,155	1,301	1,302	1,302	1,302
Fixed charges	$59,506	$58,856	$52,939	$49,609	$48,349

Fixed-charge coverage ratio:
– quarter annualized	4.1x	4.1x	4.3x	4.6x	4.2x
– trailing 12 months	4.2x	4.3x	4.3x	4.3x	4.1x

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Definitions and Reconciliations (continued)
December 31, 2018

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. We compute funds from operations in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance (the “Nareit White Paper”). The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. The definition of funds from operations in the Nareit White Paper does not include adjustments related to unrealized gains and losses on non-real estate investments, which reflect market conditions outside of our control. Consequently, unrealized gains and losses on non-real estate investments recognized in earnings are included in reported funds from operations as computed in accordance with the Nareit White Paper.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper excluding significant realized gains or losses on the sale of non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

In November 2018, Nareit issued a restated white paper to incorporate its April 2002 White Paper and subsequent guidance into a single comprehensive guide. We adopted prospectively Nareit’s restated white paper on January 1, 2019.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. On January 1, 2018, we adopted a new accounting standard update (“ASU”) on financial instruments that prospectively changed how we recognize, measure, present, and disclose these investments.

Key differences between prior accounting standards and the new ASU:

Prior to January 1, 2018:

•	Investments in publicly traded companies were presented at fair value in the balance sheet, with changes in fair value classified in accumulated other comprehensive income within total equity.

•	Investments in privately held entities were generally accounted for under the cost method of accounting.

•	Gains or losses were recognized in net income upon the sale of an investment.

•
Investments in privately held entities required accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognized our investment initially at cost and adjusted the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of December 31, 2017.

•	Investments were evaluated for impairment, with other-than-temporary impairments recognized in net income.

Effective January 1, 2018:

•
Investments in publicly traded companies are presented at fair value in the balance sheet, with changes in fair value for investments in publicly traded companies and investments in privately held entities that report NAV, and observable price changes for investments in privately held entities that do not report NAV, are recognized as unrealized gains or losses and classified as investment income in our consolidated statements of operations.

•	Investments in privately held entities without readily determinable fair values previously accounted for under the cost method are accounted for as follows:

•	Investments in privately held entities that report NAV are presented at fair value using NAV as a practical expedient, with changes in fair value recognized in net income.

•	Investments in privately held entities that do not report NAV are carried at cost, adjusted for observable price changes and impairments, with changes recognized in net income.

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Definitions and Reconciliations (continued)
December 31, 2018

•	One-time adjustments recognized upon adoption on January 1, 2018:

•
For investments in publicly traded companies, reclassification of cumulative unrealized gains as of December 31, 2017, aggregating $49.8 million, from accumulated other comprehensive income to retained earnings.

•	For investments in privately held entities without readily determinable fair values that were previously accounted for under the cost method:

•
Adjustment of cumulative unrealized gains for investments in privately held entities that report NAV, representing the difference between fair values as of December 31, 2017, using NAV as a practical expedient, and the carrying value of the investments as of December 31, 2017, previously accounted for under the cost method, aggregating $90.8 million, with a corresponding adjustment to retained earnings.

•
No required adjustment for investments in privately held entities that do not report NAV. The ASU requires a prospective transition approach for investments in privately held entities that do not report NAV. The Financial Accounting Standards Board clarified that it would be difficult for entities to determine the last observable transaction price existing prior to the adoption of this ASU. Therefore, unlike our investments in privately held entities that report NAV that were adjusted to reflect fair values upon adoption of the new ASU, our investments in privately held entities that do not report NAV were not included in the cumulative adjustment recorded on January 1, 2018 to adjust to fair values upon adoption. As such, any initial valuation adjustments made for investments in privately held entities that do not report NAV subsequent to January 1, 2018, as a result of future observable price changes include recognition of cumulative unrealized gains or losses equal to the difference between the carrying basis of the investment and the observable price at the date of remeasurement.

•
Investments in privately held entities continue to require accounting under the equity method unless our interest in the entity is deemed to be so minor that we have virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we initially recognize our investment at cost and adjust the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of December 31, 2018.

We recognize unrealized gains and losses, and realized gains and losses within investment income in our consolidated statements of operations. Unrealized gains and losses represent changes in fair value for investments in publicly traded companies, changes in NAV, as a practical expedient to estimate fair value, for investments in privately held entities that report NAV, and observable price changes on our investments in privately held entities that do not report NAV. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV to their estimated fair value. Realized gains and losses represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the 12 months ended December 31, 2018, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the 12-month average, may result in their exclusion from this measure.

Items included in net (loss) income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented in accordance with, or intended to be presented in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial

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Definitions and Reconciliations (continued)
December 31, 2018

information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. See definition of Adjusted EBITDA for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	12/31/18		9/30/18		6/30/18		3/31/18		12/31/17
Secured notes payable	$630,547		$632,792		$776,260		$775,689		$771,061
Unsecured senior notes payable	4,292,293		4,290,906		4,289,521		3,396,912		3,395,804
Unsecured senior line of credit	208,000		413,000		—		490,000		50,000
Unsecured senior bank term loans	347,415		347,306		548,324		548,197		547,942
Unamortized deferred financing costs	31,413		33,008		33,775		27,438		29,051
Cash and cash equivalents	(234,181)		(204,181)		(287,029)		(221,645)		(254,381)
Restricted cash	(37,949)		(29,699)		(34,812)		(37,337)		(22,805)
Net debt	$5,237,538		$5,483,132		$5,326,039		$4,979,254		$4,516,672

Net debt	$5,237,538		$5,483,132		$5,326,039		$4,979,254		$4,516,672
7.00% Series D convertible preferred stock	64,336		74,386		74,386		74,386		74,386
Net debt and preferred stock	$5,301,874		$5,557,518		$5,400,425		$5,053,640		$4,591,058

Adjusted EBITDA:
– quarter annualized	$968,888		$957,008		$911,284		$914,444		$817,392
– trailing 12 months	$937,906		$900,032		$854,237		$815,178		$767,508
Net debt to Adjusted EBITDA:
– quarter annualized	5.4	x	5.7	x	5.8	x	5.4	x	5.5	x
– trailing 12 months	5.6	x	6.1	x	6.2	x	6.1	x	5.9	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5	x	5.8	x	5.9	x	5.5	x	5.6	x
– trailing 12 months	5.7	x	6.2	x	6.3	x	6.2	x	6.0	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net (loss) income to net operating income and net operating income (cash basis):

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/18	12/31/17	12/31/18	12/31/17
Net (loss) income	$(18,631)	$45,607	$402,793	$194,204

Equity in earnings of unconsolidated real estate joint ventures	(1,029)	(376)	(43,981)	(15,426)
General and administrative expenses	22,385	18,910	90,405	75,009
Interest expense	40,239	36,082	157,495	128,645
Depreciation and amortization	124,990	107,714	477,661	416,783
Impairment of real estate	—	—	6,311	203
Loss on early extinguishment of debt	—	2,781	1,122	3,451
Gain on sales of real estate – rental properties	(8,704)	—	(8,704)	(270)
Gain on sales of real estate – land parcels	—	—	—	(111)
Investment loss (income)	83,531	—	(136,763)	—
Net operating income	242,781	210,718	946,339	802,488
Straight-line rent revenue	(17,923)	(33,281)	(93,883)	(107,643)
Amortization of acquired below-market leases	(5,350)	(4,147)	(21,938)	(19,055)
Net operating income (cash basis)	$219,508	$173,290	$830,518	$675,790

Net operating income (cash basis) – annualized	$878,032	$693,160

Net operating income (from above)	$242,781	$210,718	$946,339	$802,488
Revenues	$340,463	$298,791	$1,327,459	$1,128,097
Operating margin	71%	71%	71%	71%

Net operating income is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-

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Definitions and Reconciliations (continued)
December 31, 2018

line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. We also exclude realized and unrealized investment income or loss calculated under a new ASU effective January 1, 2018, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, see our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for the year ended December 31, 2018:

Development – under construction	Properties
399 Binney Street	1
279 East Grand Avenue	1
188 East Blaine Street	1
3

Development – placed into service after January 1, 2017	Properties
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
400 Dexter Avenue North	1
100 Binney Street	1
213 East Grand Avenue	1
8

Redevelopment – under construction	Properties
5 Laboratory Drive	1
266 and 275 Second Avenue	2
Alexandria PARC	4
681 Gateway Boulevard	1
Alexandria Life Science Factory at Long Island City	1
9

Redevelopment – placed into service after January 1, 2017	Properties
9625 Towne Centre Drive	1
9900 Medical Center Drive	1
2

Acquisitions after January 1, 2017	Properties
100 Tech Drive	1
88 Bluxome Street	1
701 Gateway Boulevard	1
960 Industrial Road	1
1450 Page Mill Road	1
219 East 42nd Street	1
4110 Campus Point Court	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
50 and 55 West Watkins Mill Road	2
10260 Campus Point Drive and 4161 Campus Point Court	2
99 A Street	1
Other	1
	24

Unconsolidated real estate JVs	6
Total properties excluded from same properties	52
Same properties	185	(1)
Total properties in North America as of December 31, 2018	237

(1)
Includes 9880 Campus Point Drive, a building we acquired in 2001. The building was occupied through January 2018 and subsequently demolished in anticipation of developing a 98,000 RSF Class A office/laboratory building.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

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Definitions and Reconciliations (continued)
December 31, 2018

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Unencumbered net operating income	$213,285	$213,107	$204,843	$198,599	$181,719
Encumbered net operating income	29,496	28,957	28,283	29,769	28,999
Total net operating income	$242,781	$242,064	$233,126	$228,368	$210,718
Unencumbered net operating income as a percentage of total net operating income	88%	88%	88%	87%	86%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17
Weighted-average interest rate for capitalization of interest	4.01%	4.06%	3.92%	3.91%	3.89%

Weighted-average shares of common stock outstanding – diluted

We enter into capital market transactions from time to time to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. In March 2017 and January 2018, we entered into forward equity sales agreements (“Forward Agreements”) to sell shares of our common stock. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding.

We also consider the effect of assumed conversion of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Our Series D Preferred Stock is dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted exceeds approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our 7.00% Series D cumulative convertible preferred stock. The effect of the assumed conversion is included when it is dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period is calculated as follows:

	Three Months Ended					Year Ended
(In thousands)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17	12/31/18	12/31/17

Basic shares for EPS	106,033	104,179	101,881	99,855	95,138	103,010	91,546
Forward Agreements	—	462	355	270	776	311	517
Series D Preferred Stock	—	744	—	—	—	—	—
Diluted for EPS	106,033	105,385	102,236	100,125	95,914	103,321	92,063

Basic shares for EPS	106,033	104,179	101,881	99,855	95,138	103,010	91,546
Forward Agreements	211	462	355	270	776	311	517
Series D Preferred Stock	—	744	—	741	—	727	—
Diluted for FFO	106,244	105,385	102,236	100,866	95,914	104,048	92,063

Basic shares for EPS	106,033	104,179	101,881	99,855	95,138	103,010	91,546
Forward Agreements	211	462	355	270	776	311	517
Series D Preferred Stock	—	—	—	—	—	—	—
Diluted for FFO, as adjusted	106,244	104,641	102,236	100,125	95,914	103,321	92,063

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